UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 23, 2003

MEDAMICUS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-19467	41-1533300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 Highway 55 West Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (763) 559-2613

Items 1, 3, 4, 5, 6, 8, 10, 11 and 12 are not applicable and therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On October 23, 2003, Medamicus, Inc. (the “Company”) closed on the acquisition of substantially all of the operating assets of BIOMEC Cardiovascular Inc. (“BCI”) and certain of the assets of its parent company, BIOMEC Inc., relating to the development and manufacture of implantable stimulation leads, lead delivery systems and accessories for cardiac rhythm management and neuromodulation, that BCI and BIOMEC used in the connection with their proprietary pacing-lead products and pacing accessories and BCI’s other products and services.  The acquisition, which will be effective as of 11:59 p.m. Central Time on October 23, 2003, occurred pursuant to an Asset Purchase Agreement among the parties dated July 21, 2003.

The purchase price for the assets paid at closing was $18 million, which consisted of $10 million in cash, the assumption of $1 million in liabilities and $7 million in stock through the issuance of 933,333 shares of Medamicus common stock valued at $7.50 per share.  The closing payment remains subject to a working capital adjustment to be made within 30 days of the closing based upon BCI’s balance sheet as of October 23, 2003.  In addition to the closing payment, Medamicus may be required to make two additional future payments to BCI and BIOMEC, that are contingent upon the acquired business achieving specified sales results in 2003 and 2004.  The consideration for the acquisition was determined through arm’s-length negotiations between the Company and BCI and BIOMEC.

A copy of the press release issued by the Company is attached at Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Business Acquired

The Company undertakes to file the financial statements of BCI within the time period prescribed by this Item 7.

(b)           Pro Forma Financial Information

The Company undertakes to file the pro forma financial information within the time period prescribed by this Item 7.

(c)           Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit

99.1	Press release of Medamicus, Inc. dated October 23, 2003, announcing the closing of the Asset Purchase Agreement
99.2	Medamicus, Inc. Investor Presentation dated October 2003

ITEM 9.  REGULATION FD DISCLOSURE.

Attached as Exhibit 99.2 is a slide presentation that James D. Hartman, Chief Executive Officer, and other officers of the Company intend to present to securities fund managers, securities analysts and other investors at conferences and individual meetings beginning October 23, 2003.  The slide presentation summarizes information about the Company, its products, industry and prospects.

The information provided pursuant to Item 9 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDAMICUS, INC.

	By	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer

Dated: October 23, 2003